Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	January 31, 2022
President
(310) 481-8484 Or
Michelle Ngo
Senior Vice President,
Chief Financial Officer and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, January 31, 2022 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2021.

Fourth Quarter Highlights

Financial Results
•Net income available to common stockholders per share of $0.40
•Funds from operations available to common stockholders and unitholders (“FFO”) per share of $1.05
◦Both net income available to common stockholders per share and FFO per share included an $0.11 per share charge for the early extinguishment of debt, inclusive of additional interest expense, related to the redemption of the company’s 3.800% unsecured senior notes due January 2023
•Revenues of $261.1 million

Stabilized Portfolio
•Stabilized portfolio was 91.9% occupied and 93.9% leased at December 31, 2021
•Signed approximately 312,000 square feet of new and renewing leases
◦Includes an eight-year lease with a major media company for 80,000 square feet in Los Angeles executed in November
◦GAAP and cash rents increased approximately 20.2% and 6.9%, respectively, from prior levels

Dispositions
•In December, completed the sale of Sabre Springs Corporate Center, a two-building, approximately 102,000 square foot office campus in the I-15 Corridor of San Diego for gross proceeds of $37.0 million

Development
•During the quarter, commenced GAAP revenue recognition on 100% of Kilroy Oyster Point - Phase 1, an approximately 661,000 square foot office and life science campus in South San Francisco that is 100% leased to two tenants, Cytokinetics and Stripe
•In connection with the execution of three new life science leases totaling 330,000 square feet, in December, commenced construction on the first of three redevelopments, the 96,000 square foot life science conversion of 12340 El Camino Real in the Del Mar submarket of San Diego

Balance Sheet / Liquidity Highlights
•In October, completed a public offering of $450.0 million of 12-year senior unsecured green bonds at 2.650% due November 2033
•In October, completed the early redemption of all $300.0 million of 3.800% unsecured senior notes due January 2023 for a price of approximately $313.4 million, including make whole redemption fees and other related costs
•As of the date of this release, the company had approximately $1.4 billion of total liquidity comprised of approximately $290.0 million of cash and cash equivalents and full availability under the $1.1 billion unsecured revolving credit facility
•No significant debt maturities until December 2024

Full Year 2021 Highlights

Operations
•Executed approximately 1.3 million square feet of office and life science leases, including leases on development properties, with strong increases in rental rates compared to prior rates
◦GAAP and cash rents increased approximately 20.8% and 7.0%, respectively, from prior levels
◦67% new leases and 33% renewal leases with an average term of 7 years
◦With strong, consistent leasing performance, the company is entering the new year with average lease expirations of approximately 7.1% annually through 2025

Capital Allocation
•Generated gross proceeds of approximately $1.1 billion from the company’s capital recycling program including the disposition of The Exchange on 16th for approximately $1,440 per square foot and a gain on sale of $457.8 million
•Redeployed the capital generated from dispositions into five off-market acquisitions of operating and development properties totaling $1.2 billion
◦Among these transactions was the acquisition of Indeed Tower, a newly constructed 734,000 square foot office tower located in the central business district of Austin, Texas, marking the company’s entry into the Southwest region
•Expanded the company’s life science platform with the execution of 330,000 square feet of life science leases and in connection with these leases, committed three buildings in San Diego to our redevelopment program: 12340 El Camino Real and 12400 High Bluff Drive in the Del Mar submarket and 4690 Executive Drive in the University Towne Center submarket, which will be converted in phases from office to life science use

Development
•Added more than $1.0 billion of new development to the stabilized portfolio
◦9455 Towne Centre Drive, a $95.0 million, approximately 160,000 square foot office project located in the University Towne Center submarket of San Diego; the project is 100% leased to a global technology company
◦One Paseo Office, a $210.0 million, approximately 288,000 square foot component of our One Paseo mixed-use project in the Del Mar submarket of San Diego, which is 100% leased
◦Oyster Point Phase I, a $570.0 million, approximately 661,000 square foot 3-building office development project located in South San Francisco. The first building was delivered to Cytokinetics at the end of September. The remaining two buildings were delivered to fintech giant Stripe in November
◦Jardine, the $185.0 million, 193-unit luxury residential tower in Hollywood that was completed in April and is currently 84% leased
▪The company now has 1,001 residential units that are approximately 96% leased
•Commenced construction on $1.0 billion of new development projects
◦Kilroy Oyster Point - Phase 2, a $940.0 million, approximately 875,000 square foot life science project located in South San Francisco
◦9514 Towne Centre Drive, a $60.0 million, approximately 71,000 square foot office project located in the University Towne Center submarket of San Diego; the project is 100% leased

Financial and Balance Sheet
•Increased the size of the company’s unsecured revolving credit facility from $750.0 million to $1.1 billion, reduced borrowing costs and extended its maturity to July 2025, with two six-month extension options
•Increased the annual dividend on the company’s common stock by 4.0% to $2.08 per share
•Completed a public offering of $450.0 million, 2.650% 12-year senior unsecured green bonds

Sustainability
•Maintained industry leadership position in sustainability, as measured by accredited organizations and ranking systems, including the GRESB 2021 Real Estate Assessment, NAREIT’s Leader in the Light award, the Dow Jones Sustainability World Index (DJSI), and ENERGY STAR Partner of the Year Sustained Excellence
•Debuted on the U.S. EPA’s National Top 100 List of largest green power users
•International WELL Building Institute WELL Portfolio Class of 2021

Results for the Quarter Ended December 31, 2021
For the fourth quarter ended December 31, 2021, the company reported net income available to common stockholders of $47.6 million, or $0.40 per share, including a $0.05 per share gain on sale of operating properties, compared to $78.6 million, or $0.67 per share, including a $0.31 per share gain on sale of operating properties in the fourth quarter of 2020. FFO in the fourth quarter of 2021 was $125.5 million, or $1.05 per share, compared to $112.7 million, or $0.95 per share, in the fourth quarter of 2020. Net income available to common stockholders and FFO in the fourth quarter of 2021 included an $0.11 per share charge for the early extinguishment of debt, inclusive of additional interest expense, related to the redemption of the company’s 3.800% unsecured senior notes due January 2023. Prior period net income available to common stockholders and FFO per share included a reversal of revenue of $0.03 per share net charge due to co-working, advertising and residential tenant creditworthiness related to the COVID-19 pandemic.

All per share amounts in this report are presented on a diluted basis.

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company is providing a guidance range of NAREIT-defined FFO per diluted share for the full year 2022 of $4.35 to $4.55 per share, with a midpoint of $4.45 per share.

	Full Year 2022 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.76	$1.96

Weighted average common shares outstanding - diluted (1)	117,850	117,850

Net income available to common stockholders	$208,000	$231,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,200	2,600
Net income attributable to noncontrolling interests in consolidated property partnerships	26,500	28,500
Depreciation and amortization of real estate assets	318,000	318,000
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(37,500)	(38,500)
Funds From Operations (2)	$517,200	$541,600

Weighted average common shares/units outstanding – diluted (3)	119,000	119,000

Funds From Operations per common share/unit – diluted (3)	$4.35	$4.55

Key 2022 assumptions:
•Dispositions of $200.0 million to $500.0 million
•Same Store Cash NOI growth of 4.5% to 5.5% (2)
•Year-end occupancy of approximately 91.0% to 92.0%
•Total development spending of approximately $550.0 million to $650.0 million
 ________________________
(1)Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.
(2)See management statement for Funds From Operations at end of release.
(3)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders and common unitholders.
(4)See management statement for Same Store Cash Net Operating Income on page 36 of our Supplemental Financial Report furnished on Form 8-K with this press release.

The company’s guidance estimates for the full year 2022, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. Although these guidance estimates reflect the impact on the company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the company’s capital needs, the particular assets being sold and the company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
The company’s management will discuss fourth quarter results and the current business environment during the company’s February 1, 2022 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/813755000. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (844) 200-6205 and enter access code 734934 five to 10 minutes prior to the start time to allow time for registration. International callers should dial (929) 526-1599 and enter the same passcode. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at https://www.incommglobalevents.com/registration/q4inc/9126/q4-2021-kilroy-realty-corporation-earnings-conference-call/. A replay of the conference call will be available via telephone on February 1, 2022 through February 8, 2022 by dialing (866) 813-9403 and entering passcode 009720. International callers should dial (929) 458-6194 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/shareholders/investor-events/default.aspx.

About Kilroy Realty Corporation

Kilroy Realty Corporation (NYSE: KRC, the “company”, “Kilroy”) is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, the Pacific Northwest and Austin, Texas. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science and business services companies.

The company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office, life science and mixed-use projects.

As of December 31, 2021, Kilroy’s stabilized portfolio totaled approximately 15.5 million square feet of primarily office and life science space that was 91.9% occupied and 93.9% leased. The company also had more than 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 88.9%. In addition, the company had one 96,000 square foot in-process life science redevelopment project with total estimated redevelopment costs of $40.0 million and five in-process development projects with an estimated total investment of $2.2 billion, totaling approximately 2.6 million square feet of office and life science space. The in-process development and redevelopment office and life science space was 46% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
The company is listed on the Dow Jones Sustainability World Index and has been recognized by industry organizations around the world. The company’s stabilized portfolio was 73% LEED certified, 37% Fitwel certified, 76% of eligible office properties were ENERGY STAR certified, and 80% of our eligible stabilized residential properties were ENERGY STAR certified as of December 31, 2021.

The company has been recognized by GRESB as the listed sustainability leader in the Americas for eight of the last nine years. Other honors have included the National Association of Real Estate Investment Trust’s

(NAREIT) Leader in the Light award for eight consecutive years and ENERGY STAR Partner of the Year for eight years as well as ENERGY STAR’s highest honor of Sustained Excellence, for the past six years.

A big part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. For the third year in a row, the company has been named to Bloomberg’s Gender Equality Index—recognizing companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 and our other filings with the

Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues	$261,085	$229,332	$955,040	$898,397

Net income available to common stockholders	$47,646	$78,642	$628,144	$187,105

Weighted average common shares outstanding – basic	116,462	115,730	116,429	113,241
Weighted average common shares outstanding – diluted	117,110	116,243	116,949	113,720

Net income available to common stockholders per share – basic	$0.41	$0.67	$5.38	$1.63
Net income available to common stockholders per share – diluted	$0.40	$0.67	$5.36	$1.63

Funds From Operations (1)(2)	$125,477	$112,703	$462,314	$433,356

Weighted average common shares/units outstanding – basic (3)	118,365	118,330	118,349	116,233
Weighted average common shares/units outstanding – diluted (4)	119,012	118,843	118,868	116,711

Funds From Operations per common share/unit – basic (2)	$1.06	$0.95	$3.91	$3.73
Funds From Operations per common share/unit – diluted (2)	$1.05	$0.95	$3.89	$3.71

Common shares outstanding at end of period			116,464	116,036
Common partnership units outstanding at end of period			1,151	1,151
Total common shares and units outstanding at end of period			117,615	117,187

			December 31, 2021	December 31, 2020
Stabilized office portfolio occupancy rates: (5)
Greater Los Angeles			86.1%	88.1%
San Diego County			95.9%	85.2%
San Francisco Bay Area			92.4%	94.5%
Greater Seattle			97.2%	94.7%
Weighted average total			91.9%	91.2%

Total square feet of stabilized office properties owned at end of period: (5)
Greater Los Angeles			4,437	4,395
San Diego County			2,427	2,147
San Francisco Bay Area			6,212	6,276
Greater Seattle			2,381	1,802
Total			15,457	14,620
________________________
(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for December 31, 2020 include the office properties that were sold subsequent to December 31, 2020.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	December 31, 2021	December 31, 2020
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,731,982	$1,628,848
Buildings and improvements	7,543,585	6,783,092
Undeveloped land and construction in progress	2,017,126	1,778,106
Total real estate assets held for investment	11,292,693	10,190,046
Accumulated depreciation and amortization	(2,003,656)	(1,798,646)
Total real estate assets held for investment, net	9,289,037	8,391,400

Cash and cash equivalents	414,077	731,991
Restricted cash	13,006	91,139
Marketable securities	27,475	27,481
Current receivables, net	14,386	12,007
Deferred rent receivables, net	405,665	386,658
Deferred leasing costs and acquisition-related intangible assets, net	234,458	210,949
Right of use ground lease assets	127,302	95,523
Prepaid expenses and other assets, net	57,991	53,560
TOTAL ASSETS	$10,583,397	$10,000,708

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$248,367	$253,582
Unsecured debt, net	3,820,383	3,670,099
Accounts payable, accrued expenses and other liabilities	391,264	445,100
Ground lease liabilities	125,550	97,778
Accrued dividends and distributions	61,850	59,431
Deferred revenue and acquisition-related intangible liabilities, net	171,151	128,523
Rents received in advance and tenant security deposits	74,962	68,874
Total liabilities	4,893,527	4,723,387

EQUITY:
Stockholders’ Equity
Common stock	1,165	1,160
Additional paid-in capital	5,155,232	5,131,916
Retained earnings (distributions in excess of earnings)	283,663	(103,133)
Total stockholders’ equity	5,440,060	5,029,943
Noncontrolling Interests
Common units of the Operating Partnership	53,746	49,875
Noncontrolling interests in consolidated property partnerships	196,064	197,503
Total noncontrolling interests	249,810	247,378
Total equity	5,689,870	5,277,321
TOTAL LIABILITIES AND EQUITY	$10,583,397	$10,000,708

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
REVENUES
Rental income	$259,145	$228,195	$948,994	$892,306
Other property income	1,940	1,137	6,046	6,091
Total revenues	261,085	229,332	955,040	898,397

EXPENSES
Property expenses	45,519	39,070	165,702	155,118
Real estate taxes	21,681	24,294	93,209	92,218
Ground leases	1,862	2,125	7,421	8,891
General and administrative expenses	23,267	23,085	92,749	99,264
Leasing costs	876	721	3,249	4,493
Depreciation and amortization	87,309	72,990	310,043	299,308
Total expenses	180,514	162,285	672,373	659,292

OTHER INCOME (EXPENSES)
Interest income and other net investment gain	230	1,845	3,916	3,424
Interest expense	(18,726)	(20,976)	(78,555)	(70,772)
Loss on early extinguishment of debt	(12,246)	—	(12,246)	—
Gains on sales of depreciable operating properties	5,297	35,536	463,128	35,536
Total other (expenses) income	(25,445)	16,405	376,243	(31,812)

NET INCOME	55,126	83,452	658,910	207,293

Net income attributable to noncontrolling common units of the Operating Partnership	(463)	(1,012)	(6,163)	(2,869)
Net income attributable to noncontrolling interests in consolidated property partnerships	(7,017)	(3,798)	(24,603)	(17,319)
Total income attributable to noncontrolling interests	(7,480)	(4,810)	(30,766)	(20,188)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$47,646	$78,642	$628,144	$187,105

Weighted average common shares outstanding – basic	116,462	115,730	116,429	113,241
Weighted average common shares outstanding – diluted	117,110	116,243	116,949	113,720

Net income available to common stockholders per share – basic	$0.41	$0.67	$5.38	$1.63
Net income available to common stockholders per share – diluted	$0.40	$0.67	$5.36	$1.63

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income available to common stockholders	$47,646	$78,642	$628,144	$187,105
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	463	1,012	6,163	2,869
Net income attributable to noncontrolling interests in consolidated property partnerships	7,017	3,798	24,603	17,319
Depreciation and amortization of real estate assets	85,628	71,512	303,799	290,353
Gains on sales of depreciable real estate	(5,297)	(35,536)	(463,128)	(35,536)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(9,980)	(6,725)	(37,267)	(28,754)
Funds From Operations(1)(2)(3)	$125,477	$112,703	$462,314	$433,356

Weighted average common shares/units outstanding – basic (4)	118,365	118,330	118,349	116,233
Weighted average common shares/units outstanding – diluted (5)	119,012	118,843	118,868	116,711

Funds From Operations per common share/unit – basic (2)	$1.06	$0.95	$3.91	$3.73
Funds From Operations per common share/unit – diluted (2)	$1.05	$0.95	$3.89	$3.71
 ________________________
(1)We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)Reported amounts are attributable to common stockholders and common unitholders.

(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.5 million and $5.1 million for the three months ended December 31, 2021 and 2020, respectively, and $16.5 million and $22.5 million for the year ended December 31, 2021 and 2020, respectively.

(4)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.